EXHIBIT 99.3

Ferguson Acquires HVAC Distributor Airefco, Inc.

Wokingham, England—December 2, 2022—Ferguson plc (NYSE: FERG; LSE: FERG) announces today the acquisition of Airefco, Inc., a distributor of HVAC equipment, parts and supplies in the Pacific Northwest.

Founded in 1957 as a Carrier HVAC distributor, Airefco is headquartered in Tualatin, Oregon. It employs 191 associates across eleven locations and distributes Carrier and Bryant brands to customers in Alaska, Idaho, Montana, Oregon, Washington and Wyoming.

“Airefco has a strong market reputation for quality associates, products and customer relationships,” said Kevin Murphy, Ferguson CEO. “Airefco joining Ferguson will support our dual trade strategy for the plumbing and HVAC contractor and will help us accelerate the geographic expansion of our HVAC business in the Pacific Northwest. It will also provide us with a larger multi-brand footprint and an opportunity to expand the Carrier network in the region’s growing residential and commercial markets.”

“Ferguson is a company that reflects much of the culture that our associates, customers, vendors and suppliers hold dear,” said JK Hussa, Airefco President and CEO. “They value person-to-person relationships and will invest wisely in Airefco’s future and continued growth.”

Ferguson is committed to growing its HVAC business, where it is one of the leading distributors in an estimated $70 billion North American market. It recently acquired Guarino Distributing Company, LLC, an HVAC distributor in Louisiana and Mississippi, in November 2022; and Aaron & Company, a plumbing and HVAC distributor in New Jersey, in May 2022.

For its HVAC business, Ferguson partners with a variety of HVAC manufacturers and distributes equipment, parts and supplies to specialty and multi-trade contractors for use in residential and commercial projects. More details on how Ferguson serves HVAC customers can be found at www.fergusonplc.com.

About Ferguson
Ferguson plc (NYSE: FERG; LSE: FERG) is a leading value-added distributor in North America providing expertise, solutions and products from infrastructure, plumbing and appliances to HVAC, fire, fabrication and more. We exist to make our customers’ complex projects simple, successful and sustainable. Ferguson is headquartered in the U.K., with its operations and associates solely focused on North America and managed from Newport News, Virginia. For more information, please visit www.fergusonplc.com or follow us on LinkedIn https://www.linkedin.com/company/ferguson-enterprises.

For further information please contact:

Investor Inquiries	Media Inquiries
Brian Lantz Vice President, IR and Communications Ferguson +1 224 285 2410 Brian.lantz@ferguson.com	John Pappas Director, Financial Communications Ferguson +1 484 790 2727 John.pappas@ferguson.com
Pete Kennedy Director, Investor Relations Ferguson +1 757 603 0111 Peter.kennedy@ferguson.com

Cautionary note on forward-looking statements
Certain information in this announcement is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, and involves risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed or implied by forward-looking statements. Forward-looking statements cover all matters which are not historical facts and speak only as of the date on which they are made. Forward-looking statements can be identified by the use of forward-looking terminology such as “will,” “continue,” or other variations or comparable terminology. Many factors could cause our plans to differ materially from those in such forward-looking statements, including, but not limited to: the risk that the initiatives and priorities described in this announcement may be delayed, cancelled, suspended or terminated; weakness in the economy, market trends, uncertainty and other conditions in the markets in which we operate, and other factors beyond our control, including any macroeconomic or other consequences of the current conflict in Ukraine; failure to rapidly identify or effectively respond to direct and/or end customers’ wants, expectations or trends, including costs and potential problems associated with new or upgraded information technology systems; the costs and risk exposure relating to environmental, social and governance matters; adverse impacts caused by the COVID‐19 pandemic (or related variants); and other risks and uncertainties set forth in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on September 27, 2022, under the heading “Risk Factors,” and in other filings we make with the SEC in the future. Forward-looking statements regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Other than in accordance with our legal or regulatory obligations, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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